

<ARTICLE> 5
<LEGEND> This schedule contains summary financial information extracted from the
Form 10-K for the year ended December 31, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                         DEC-31-1996
<PERIOD-START>                            JAN-01-1996
<PERIOD-END>                              DEC-31-1996
<CASH>                                         19,323
<SECURITIES>                                   10,247
<RECEIVABLES>                                       0
<ALLOWANCES>                                        0
<INVENTORY>                                         0
<CURRENT-ASSETS>                                    0
<PP&E>                                      1,414,255
<DEPRECIATION>                                 48,882
<TOTAL-ASSETS>                              2,929,284
<CURRENT-LIABILITIES>                               0
<BONDS>                                     1,041,506
<PREFERRED-MANDATORY>                               0
<PREFERRED>                                   139,000
<COMMON>                                           12
<OTHER-SE>                                    779,690
<TOTAL-LIABILITY-AND-EQUITY>                2,929,284
<SALES>                                             0
<TOTAL-REVENUES>                              398,122
<CGS>                                               0
<TOTAL-COSTS>                                 212,951
<OTHER-EXPENSES>                                    0
<LOSS-PROVISION>                                    0
<INTEREST-EXPENSE>                            101,043
<INCOME-PRETAX>                                84,128
<INCOME-TAX>                                   30,872
<INCOME-CONTINUING>                            32,067
<DISCONTINUED>                                      0
<EXTRAORDINARY>                                     0
<CHANGES>                                           0
<NET-INCOME>                                   32,067
<EPS-PRIMARY>                                    0.61<F1><F2>
<EPS-DILUTED>                                    0.57<F1><F2>

<F1> We have calculated earnings per share amounts in accordance with FAS 128
     "Earnings Per Share". We have entered basic and diluted amounts in place of primary and fully diluted, respectively.

<F2> In addition, earnings per share amounts are based on Class B shares rather than Class A shares (see note 5 to the December 31, 1997 consolidated financial statements).

Note: This restated Financial Data Schedule also reflects reclassification entries applicable to the 1997 deconsolidation of Security Capital Atlantic Incorporated.

